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                                                                    Exhibit 24.1


                               POWER OF ATTORNEY

                            MELLON BANK CORPORATION


Know all men by these presents, that each person whose signature appears below constitutes and appoints Carl Krasik and Ann M. Sawchuck, and each of them, such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 or any other appropriate form or forms or to amend any currently filed registration statement or statements, all pursuant to the Securities Act of 1933, as amended, with respect to the registration of up to four hundred thousand (400,000) additional shares of Mellon Bank Corporation's Common Stock to be issued from time to time pursuant to the Corporation's 401(k) Retirement Savings Plan and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any of the above, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall be effective as of November 19, 1996 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Corporation.



/s/ Frank V. Cahouet                    /s/ Andrew W. Mathieson
    ------------------------------          ---------------------------------
    Frank V. Cahouet, Director and          Andrew W. Mathieson, Director
    Principal Executive Officer


/s/ Dwight L. Allison, Jr.              /s/ Edward J. McAniff
    ------------------------------          ---------------------------------
    Dwight L. Allison, Jr., Director        Edward J. McAniff, Director

/s/ Burton C. Borgelt                   /s/ Robert Mehrabian
    ------------------------------          ---------------------------------
    Burton C. Borgelt, Director             Robert Mehrabian, Director
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/s/ Carol R. Brown
    ------------------------------          ---------------------------------
    Carol R. Brown, Director                Seward Prosser Mellon, Director

/s/ J.W. Connolly                       /s/ David S. Shapira
    ------------------------------          ---------------------------------
    J.W. Connolly, Director                 David S. Shapira, Director

/s/ Charles A. Corry                    /s/ W. Keith Smith
    ------------------------------          ---------------------------------
    Charles A. Corry, Director              W. Keith Smith, Director

/s/ C. Frederick Fetterolf              /s/ Joab L. Thomas
    ------------------------------          ---------------------------------
    C. Frederick Fetterolf, Director        Joab L. Thomas, Director

/s/ Ira J. Gumberg                      /s/ Wesley W. von Schack
    ------------------------------          ---------------------------------
    Ira J. Gumberg, Director                Wesley W. von Schack, Director

/s/ Pemberton Hutchinson                /s/ William J. Young
    ------------------------------          ---------------------------------
    Pemberton Hutchinson, Director          William J. Young, Director

/s/ Rotan E. Lee
    ------------------------------
    Rotan E. Lee, Director






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